Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

Dated: February 16, 2021	Valor Management LLC

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

VPI Equity Holdings, LLC

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	Manager

Valor Equity Partners III L.P.

	By:	Valor Equity Management III L.P., its general partner

	By:	Valor Equity Capital III LLC, its general partner

	By:	Valor Management LLC, its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners III-A L.P.

	By:	Valor Equity Management III L.P., its general partner

	By:	Valor Equity Capital III LLC, its general partner

	By:	Valor Management LLC, its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

/s/ Antonio J. Gracias
Name:	Antonio J. Gracias